Exhibit a(20)
VALIC COMPANY I
Articles Supplementary
as Authorized by
The Maryland General Corporation Law
               VALIC Company I, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby supplements, effective March 10, 2008, its Restated Articles of Incorporation dated December 31, 2001, as amended on June 30, 2003, June 30, 2005, May 26, 2006, October 1, 2007 and December 10, 2007 (“Articles of Incorporation”), to decrease the authorized capital stock of the Corporation in order to remove the Large Cap Growth Fund, which was merged into the Growth Fund (formerly, the VALIC Ultra Fund) and to establish the Real Estate Fund. The Corporation is a registered open-end company under the Investment Company Act of 1940. The decrease in the total number of shares of capital stock that the Corporation has authority to issue for the purpose of adding one new fund has been approved by the Board of Directors in accordance with section 2-105(c) of the Maryland General Corporation Law.
               ARTICLE IV, Section (1) of the Corporation’s Articles of Incorporation currently reads as follows:
(1)	The total number of shares of stock which the Corporation has authority to issue is twenty-nine billion two-hundred fifty million (29,250,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ninety-two million five hundred thousand dollars ($292,500,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

Asset Allocation Fund	1,000,000,000
Blue Chip Growth Fund	750,000,000
Broad Cap Value Fund	750,000,000
Capital Conservation Fund	1,000,000,000
Core Equity Fund	1,000,000,000
Foreign Value Fund	750,000,000
Global Equity Fund	750,000,000
Global Strategy Fund	750,000,000
Government Securities	1,000,000,000
Growth & Income Fund	1,000,000,000
Health Sciences Fund	750,000,000
Income & Growth Fund	1,000,000,000
Inflation Protected Fund	750,000,000
International Government Bond Fund	1,000,000,000
International Growth Fund	1,000,000,000
International Equities Fund	1,000,000,000
Large Cap Core Fund	750,000,000
Large Cap Growth Fund	1,000,000,000
Large Cap Strategic Growth Fund	750,000,000
Large Capital Growth Fund	750,000,000
Mid Cap Strategic Growth Fund	750,000,000
Mid Cap Index Fund	1,000,000,000
Money Market 1 Fund	1,000,000,000
Nasdaq-100® Index Fund	1,000,000,000
Science & Technology Fund	1,000,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	1,000,000,000
Small Cap Index Fund	1,000,000,000
Small Cap Special Values Fund	750,000,000
Small Cap Strategic Growth Fund	750,000,000

Social Awareness Fund	1,000,000,000
Stock Index Fund	1,000,000,000
Value Fund	750,000,000
The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.
               ARTICLE IV, Section (1) of the Corporation’s Articles of Incorporation is amended to read as follows:
(1)	The total number of shares of stock which the Corporation has authority to issue is twenty-nine billion (29,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ninety million dollars ($290,000,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

Asset Allocation Fund	1,000,000,000
Blue Chip Growth Fund	750,000,000
Broad Cap Value Income Fund	750,000,000
Capital Conservation Fund	1,000,000,000
Core Equity Fund	1,000,000,000
Core Value Fund	1,000,000,000
Foreign Value Fund	750,000,000
Global Equity Fund	750,000,000
Global Social Awareness Fund	1,000,000,000
Global Strategy Fund	750,000,000
Government Securities	1,000,000,000
Growth & Income Fund	1,000,000,000
Growth Fund	750,000,000
Health Sciences Fund	750,000,000
Inflation Protected Fund	750,000,000
International Government Bond Fund	1,000,000,000
International Growth I Fund	1,000,000,000
International Equities Fund	1,000,000,000
Large Cap Core Fund	750,000,000
Large Capital Growth Fund	750,000,000
Mid Cap Strategic Growth Fund	750,000,000
Mid Cap Index Fund	1,000,000,000
Money Market 1 Fund	1,000,000,000
Nasdaq-100® Index Fund	1,000,000,000
Real Estate Fund	750,000,000
Science & Technology Fund	1,000,000,000
Small Cap Aggressive Growth Fund	750,000,000
Small Cap Fund	1,000,000,000
Small Cap Index Fund	1,000,000,000
Small Cap Special Values Fund	750,000,000
Small-Mid Growth Fund	750,000,000
Stock Index Fund	1,000,000,000
Value Fund	750,000,000

The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.
     IN WITNESS WHEREOF, VALIC Company I has caused this Articles Supplementary to be signed in its name and on its behalf by its Vice President on this 20th day of February 2008. Under penalties of perjury, the matters and facts set forth herein are true in all material respects.

VALIC COMPANY I Acknowledgement:
By:	/s/ Nori L. Gabert
Nori L. Gabert, Vice President

ATTEST:

By:	/s/ Mark Matthes Mark Matthes, Assistant Secretary

2